As filed with the Securities and Exchange Commission on July 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROQR THERAPEUTICS N.V.
(Exact Name of Registrant as Specified in its Charter)

Not applicable
(Translation of Registrant’s Name into English)
The Netherlands	Not applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Zernikedreef 9
2333 CK Leiden
The Netherlands
+31 88 166 7000
(Address and telephone number of Registrant’s principal executive offices)

Sarah Kiely
245 Main Street
Cambridge, MA 02142
(415) 231-6431
(Name, address and telephone number of agent for service)

Copies to:
Mitchell S. Bloom, Esq. Marishka DeToy, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Dennis Hom ProQR Therapeutics N.V. Zernikedreef 9 2333 CK Leiden The Netherlands +31 88 166 7000
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED July 6, 2026
PROSPECTUS
Up to 3,030,303 Ordinary Shares
Offered by the Selling Shareholder

This prospectus relates to the proposed resale or other disposition, from time to time, in one or more offerings, of up to an aggregate of 3,030,303 ordinary shares, nominal value €0.04 per share (the “Shares”), by the selling shareholder identified in this prospectus (the “Selling Shareholder”). The Shares to which this prospectus relates were issued to the Selling Shareholder pursuant to that certain Share Purchase Agreement, dated as of April 7, 2026 (the “Share Purchase Agreement”), that we entered into as part of a private placement involving the Selling Shareholder, as further described in this prospectus.
We are registering the resale of our ordinary shares covered by this prospectus as required by the registration rights granted under the Share Purchase Agreement. Our registration of the Shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the Shares nor does it require us to issue any of our ordinary shares. We are not selling any of the Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Shareholder. We have agreed to bear all expenses incurred in connection with the registration of the Shares, other than fees and expenses, if any, of counsel or other advisors to Ginkgo or underwriting discounts, brokerage fees and commissions incurred by Ginkgo, if any, in connection with the sale of the Shares, if any.
The Selling Shareholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer and sell some or all of the Shares held by them on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices, as described in more detail in this prospectus. Additional information on the Selling Shareholder, and the times and manner in which the Selling Shareholder may offer and sell or otherwise dispose of their Shares under this prospectus, is provided under the sections titled “Selling Shareholder” and “Plan of Distribution” in this prospectus.
The Selling Shareholder may sell any, all or none of the securities offered by this prospectus from time to time and we do not know when or in what amount the Selling Shareholder may sell the Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our ordinary shares are listed on The Nasdaq Stock Market LLC under the symbol “PRQR.” On July 2, 2026, the last reported sale price of our ordinary shares on The Nasdaq Stock Market LLC was $1.81 per share.
ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our principal executive offices are located at Zernikedreef 9, 2333 CK Leiden, The Netherlands. Our telephone number at such address is +31 88 166 7000.
Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 12 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, at any time and from time to time, sell the securities as described in this prospectus in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
When the Selling Shareholder sells securities using this prospectus, to the extent necessary, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on this prospectus, the applicable prospectus supplement, the information incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Shareholder have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. Neither we nor the Selling Shareholder take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context otherwise indicates, references in this prospectus to “ProQR Therapeutics N.V.,” “ProQR Therapeutics,” “ProQR,” the “Registrant,” the “Company,” “we,” “our,” “ours,” “us,” and similar designations refer to ProQR Therapeutics N.V., a company organized under the laws of the Netherlands, and where appropriate, our consolidated subsidiaries.
Trademarks
We use various trademarks and trade names, including without limitation “ProQR,” “Axiomer,” “Trident,” and our corporate name and logo, that we use in connection with the operation of our business. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner of these trademarks, service marks and trade names will not assert, to the fullest extent under applicable law, its rights. We do not intend to use or display other companies’ trademarks, trade names and service marks to imply a relationship with, or endorsement or sponsorship of us, any other companies.
Market, Industry and Other Data
Market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In some cases, we do not expressly refer to the sources from which this data is derived. We are responsible for all of the disclosure contained in this prospectus, and we believe that these sources are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein. Some data are also based on our good faith estimates. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.
Presentation of Financial Information
Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). In presenting and discussing our financial position, operating results and cash flows, management uses certain non-United States Generally Accepted Accounting Principles (“GAAP”) financial measures. These non-GAAP financial measures should not be viewed in isolation as alternatives to the equivalent IFRS measure and should be used in conjunction with the most directly comparable IFRS measure(s).
All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States, and all references to “€” or “euro” are to the currency of the European Economic and Monetary Union. Our business to date has been conducted primarily in the European Union (“EU”), and we maintain our books and records in euro. We present our financial statements in euro, which is the Company’s functional currency. Unless otherwise specified in this prospectus, translations from euros to U.S. dollars were made at a rate of $1.1399 to €1.00, the official exchange rate quoted by the European Central Bank at the close of business on July 2, 2026.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained herein, other than statements of historical fact, including statements regarding our plans, objectives and expectations for our business, operations, financial performance and condition, are forward-looking statements and can generally be identified by the use of words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” or the negative of these terms or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. These forward-looking statements include, without limitation, statements about the following:
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our development programs, including the cost, timing, plans, results of preclinical studies and clinical trials and other development activities by us and our collaborative partners and therapeutic potential with respect to our product candidates;

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the likelihood of our clinical programs being executed on timelines provided and reliance on our contract research organizations and predictability of timely enrollment of subjects and patients to advance our clinical trials and maintain their own operations;

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our ability to conduct an investigator initiated trial (“IIT”) in China, including our ability to collaborate with an investigator and successfully recruit participants for such IIT, and the uncertainty regarding the regulatory value of, and acceptance of data generated from, such IIT;

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our reliance on contract manufacturers to supply materials for research and development and the risk of supply interruption from a contract manufacturer;

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the potential for future data to alter initial and preliminary results of early-stage clinical trials;

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the ability of clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results, and the ability of our preclinical studies to predict later clinical trial results;

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the unpredictability of the duration and results of the regulatory review of applications or clearances that are necessary to initiate and continue to advance and progress our clinical programs, and the ability to successfully submit the necessary applications or to obtain the necessary clearances;

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our business operations and our ability to secure, maintain and realize the intended benefits of collaborations with partners, including the timing of commencing clinical trials and enrollment of patients and/or healthy volunteers therein;

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the possible impairment of, inability to obtain, and costs to obtain intellectual property rights;

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possible safety or efficacy concerns that could emerge as new data are generated in research and development;

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our ability to attract and retain key scientific and/or management personnel;

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our continued ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

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our collaboration with Eli Lilly and Company (“Lilly”) and the intended benefits thereof, including milestone and royalty payments from commercial product sales, if any, from the products covered by the collaboration, as well as the potential of our technologies and product candidates;

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our partnership with Ginkgo Bioworks, Inc. (“Ginkgo” or “Ginkgo Bioworks”) and the intended benefits thereof, including our expectations regarding artificial intelligence (“AI”)’s ability to accelerate Axiomer™ discovery;

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our other programs and business operations (including Axiomer™);

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the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

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our estimates on cash runway;

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our estimates regarding the market opportunities for our current and future programs and any future product candidates;

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the impact of global economic and geopolitical developments on our business (such as the recent conflict in Iran, as well as ongoing conflicts in Ukraine, and in the Middle East), including interest rates, inflationary pressures and capital market disruptions, tariffs (including tariffs that have been or may in the future be imposed by the United States or other countries), changes in or disruptions of U.S. governmental agencies, including the evolving regulatory and economic policies under the current U.S. government, trade protection measures or other trade barriers (including further legislation or actions taken by the United States or other countries that restrict trade), U.S. government shutdowns, economic sanctions and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our ordinary shares and our ability to access capital markets;

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the impact on our operations and activities that may be slowed or halted by shortage and/or pressure on supply and logistics on the global market and/or the impact of health epidemics, pandemics and other widespread outbreaks of contagious diseases;

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the potential impact of shareholder activism;

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general business, financial and accounting risks and risks related to litigation and disputes with third parties; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F and our subsequent Reports of Foreign Private Issuer on Form 6-K, as applicable, and the section of any accompanying prospectus supplement entitled “Risk Factors,” as well as in other filings with the SEC subsequent to the date hereof that are incorporated by reference herein.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus and our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.
You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.
You should rely only on the information provided in this prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference. Neither we, nor the Selling Shareholder, have authorized anyone to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

PROSPECTUS SUMMARY
The following summary provides a brief overview of the key aspects of ProQR Therapeutics N.V. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. This summary does not contain all the information you should consider before investing in our ordinary shares. Before you decide to invest in our securities, you should carefully consider the risks and discussion of risks set forth under the heading “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 12, 2026, and the subsequent Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K that we file with the SEC, as applicable. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should read the entire prospectus carefully, including the matters discussed under the section titled “Risk Factors” in this prospectus and the documents referred to in “Where You Can Find Additional Information” for information about us, as well as our financial statements.
Overview
We are a clinical-stage biotechnology company developing transformative RNA editing therapies for diseases with significant unmet medical needs. To achieve this, we are advancing our proprietary Axiomer RNA-editing platform technology, which is designed to harness Adenosine Deaminase Acting on RNA (“ADAR”) enzyme to mediate precise, single nucleotide edits in RNA. Our technology is designed to make targeted adenosine-to-inosine (“A-to-I”) edits in RNA, which are translated as guanosine (“G”). This approach can be used to correct a messenger RNA with a disease-causing mutation back to a normal (or wild type) mRNA, modulate protein expression, or alter a protein so that it will have a new function that helps prevent or treat disease.
Since discovering the Axiomer RNA editing platform technology in 2014, we have established a leading intellectual property estate in the ADAR-mediated RNA editing space, defined core EON design principles, and optimized oligonucleotide chemistries for therapeutic use. We refer to our editing oligonucleotides as EONs.
Our robust pipeline is strategically focused on diseases originating in the liver and central nervous system (“CNS”), where human genetics and translational research support the potential for therapeutic benefit through RNA editing. We prioritize indications with high unmet medical need and biomarkers and well-defined clinical endpoints.
Our lead program is AX-0810 for cholestatic diseases targeting Na-taurocholate cotransporting polypeptide (“NTCP”), with biliary atresia selected as the initial Phase 2 indication. In June 2026, we reported that AX-0810 demonstrated a favorable safety and tolerability profile to date. There were no reports of pruritus and no clinically significant changes in liver enzymes. Pharmacokinetic findings included a human half-life of 8 weeks, supporting sustained target engagement throughout and beyond the dosing interval. Participants continue to be followed through the planned 12-week follow-up period across all cohorts. Administration of AX-0810 demonstrated concordant, durable, and dose-dependent biomarker responses across total bile acids (“TBA”), conjugated bile acid profile, and circulating TUDCA, providing consistent evidence of NTCP modulation in humans.
We are also advancing AX-0811, a next-generation NTCP-targeting program for cholestatic diseases generated using our AI-enabled discovery engine, with a clinical trial application (“CTA”) filing expected in mid-2026 and initial data in healthy volunteers by year-end 2026. We have selected biliary atresia as the initial indication for Phase 2 development and are working to initiate an IIT in pediatric participants with biliary atresia in China prior to the Phase 2 study, with initial clinical data targeted for the first half of 2027.
Additional pipeline programs include AX-0422 targeting IDUA for Hurler syndrome, with a CTA filing expected in early 2027 and initial data in patients targeted for the first half of 2027, and AX-2911 targeting PNPLA3 for metabolic dysfunction-associated steatohepatitis (“MASH”), for which we anticipate a first-in-human (“FIH”) IIT in the first half of 2027. With funding from the Rett Syndrome Research Trust (“RSRT”), we are also advancing AX-2402 targeting Methyl CpG binding protein 2 (“MECP2”) mutations for Rett Syndrome, a severe neurodevelopmental disorder. In addition, we continue to advance additional earlier-stage pipeline programs.

We continue to enhance our proprietary Axiomer RNA editing platform, including through AI-guided EON discovery capabilities, designed to efficiently generate and advance new RNA editing candidates. To support these efforts, we have established a partnership with Ginkgo Bioworks and formed an AI Advisory Board comprised of leading external experts in artificial intelligence and machine learning.
In addition to advancing our wholly-owned pipeline programs, we entered into a global licensing and research collaboration with Lilly in September 2021 where our Axiomer RNA editing platform is being used to progress new drug targets for disorders toward clinical development and commercialization. Initially focused on five targets, the partnership was expanded to ten targets in December 2022, with an option for further expansion to fifteen targets.
We believe the platform has significant potential to yield many additional therapeutic candidates. Thus, we continuously evaluate further opportunities for beneficial collaborations or strategic partnerships to efficiently advance product candidates with the goal of bringing medicines to patients.
Our Strategy
We are advancing RNA editing therapeutics based on our proprietary Axiomer platform to address serious diseases with significant unmet medical need. We prioritize targets supported by human genetics research and where RNA editing may offer advantages or enable treatment not achievable through other modalities. Key elements of our strategy include:
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Wholly-owned pipeline:   We are using our Axiomer platform to develop novel RNA editing therapies initially for targets related to liver- and CNS-originating diseases and are advancing a portfolio of wholly owned programs across multiple therapeutic areas. Our pipeline includes AX-0810 targeting NTCP as our lead program, AX-0811, a next-generation NTCP-targeting program for cholestatic diseases, AX-0422 targeting IDUA for Hurler syndrome, AX-2911 targeting PNPLA3 for MASH, and AX-2402 for Rett syndrome as our other pipeline programs. We intend to retain development and commercialization rights for programs and indications where we believe we can create long-term value independently. In parallel, we continue to identify and advance additional genetically informed targets through our discovery efforts to support long-term growth and continued pipeline expansion.

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Axiomer platform innovation:   We continue to invest in the optimization and expansion of our proprietary Axiomer RNA editing platform, including advances in oligonucleotide design, chemistry, delivery, and AI-enabled discovery capabilities, which we believe are important to accelerating the generation and optimization of RNA editing candidates. We believe these capabilities may improve editing performance and enable faster development of optimized candidates across our pipeline. To further support these capabilities, we have established a strategic partnership with Ginkgo Bioworks to support high-throughput data generation and formed an AI Advisory Board.

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Partnerships:   We seek to validate and expand the potential of our Axiomer platform by selectively pursuing additional licensing, partnering, and other strategic relationships, including our partnerships with Lilly and RSRT. Given the broad therapeutic potential of Axiomer across multiple targets and disease areas, we believe strategic partnerships enable us to advance a greater number of opportunities than we could independently pursue. For programs or indications, particularly larger or more prevalent markets, where partnering may enhance capabilities, we intend to continue to selectively pursue strategic collaborations.
We seek to maximize the value of our pipeline by retaining development and commercialization rights to those product candidates, indications and geographies that we believe we can independently develop, seek approval for, and commercialize on our own. Beyond this, for other product candidates, such as those for more prevalent indications, and other geographies, we plan to selectively and opportunistically seek potential partnerships following early-stage clinical proof of concept.
Our Novel Axiomer RNA Editing Technology Platform
Our Axiomer RNA editing technology is based on a class of antisense oligonucleotides (“AONs”) that are EONs. EONs are short, synthetic nucleic acid sequences designed to bind through base pairing to a complementary region of a target RNA transcript. Upon binding, EONs are intended to recruit endogenous, naturally occurring ADAR enzymes to the target site, as illustrated in Figure 1. ADAR enzymes catalyze the deamination of adenosine to inosine within double-stranded RNA structures, and the Axiomer platform is designed to harness this native cellular process in a controlled and site-specific manner.
Through precise EON design, our Axiomer platform is intended to enable single A-to-I edits at predefined positions within an RNA transcript, as shown in Figure 1. Because inosine is interpreted as guanosine by the cellular translation machinery, an A-to-I edit can result in a targeted amino acid substitution in the encoded protein, or alternatively may affect RNA splicing, stability, or translation efficiency depending on the location of the edit. By selecting the RNA target site and edit position, our platform is designed to support multiple therapeutic strategies, including correction of disease-associated variants, modulation of protein expression levels, or alteration of protein function
Figure 1: (left) RNA editing is a naturally occurring process whereby ADARs perform A to I editing. (right) ProQR’s Axiomer RNA editing technology platform uses EONs to recruit and direct endogenously expressed ADARs to edit an A to an I in the RNA, which is then translated as a G, allowing highly specific editing.
The Axiomer approach is designed to operate exclusively at the RNA level and does not alter the underlying DNA sequence, thereby avoiding permanent genetic modifications. As a result, any edits introduced by EONs are transient and reversible, as edited RNA molecules are naturally degraded and replaced over time through normal cellular processes. In addition, because Axiomer leverages endogenous ADAR enzymes rather than introducing exogenous editing proteins, the platform may offer flexibility in dosing and treatment duration. The modular nature of EON design also allows the platform to be adapted to different RNA targets and disease contexts by modifying the oligonucleotide sequence, while relying on a common underlying editing mechanism.
Our EONs have the potential to act through multiple different therapeutic mechanisms:
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Correct.   Axiomer is designed to enable the correction of certain disease-causing mutations at the RNA level, with the goal of restoring the production of functional protein without altering the underlying DNA sequence.

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Modulate.   Axiomer is also designed to allow modulation of protein activity by introducing defined RNA edits that can alter protein function, as well as by increasing or decreasing the expression of selected proteins through edits that influence how much protein is produced.

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Protect.   In addition, the Axiomer platform is intended to enable the introduction of protective or functionally beneficial protein changes that may help reduce disease risk or slow disease progression. With these capabilities, we believe Axiomer is differentiated from other RNA interference therapeutics such as siRNA that are primarily focused on reducing gene expression and has the potential to address a broad set of genetic and non-genetic diseases.

In vitro and in vivo work indicates that our EONs are generally applicable for the correction of RNA G-to-A mutations. The technology is also designed to modulate protein expression or alter proteins to provide a new function to help prevent or treat disease. With this applicability, we believe Axiomer has the potential to address hundreds of genetic and non-genetic diseases.
Across a range of targets, we have demonstrated both in vitro and in vivo platform proof-of-concept for our Axiomer RNA editing technology platform, in cell models, organoids, and animal models, including relevant higher order species.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we intend to report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. We may also present financial statements pursuant to IFRS instead of pursuant to U.S. GAAP. Furthermore, our officers, directors and principal shareholders are exempt from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.
Furthermore, as a foreign private issuer, we are permitted to follow the corporate governance practices of our home country in lieu of certain provisions of The Nasdaq Stock Market LLC (“Nasdaq”). We therefore follow Dutch corporate governance practices in lieu of certain Nasdaq corporate governance requirements to seek shareholder approval for a specified issuance of securities.
Company Information
ProQR was founded in February 2012 by Daniel de Boer, Gerard Platenburg, the late Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR’s team has extensive experience in discovery, development and commercialization of RNA therapeutics. To date, we have raised €570.0 million in gross proceeds from our public offerings of shares and private placements of equity securities. In addition, we have received grants, loans and other funding from patient organizations, private lenders and government institutions supporting our programs, including from RSRT, Foundation Fighting Blindness and the Dutch government under the innovation credit program. Our headquarters are located in Leiden, the Netherlands.
Our legal name is ProQR Therapeutics N.V. and we were incorporated in the Netherlands on February 21, 2012. We reorganized from a private company with limited liability to a public company with limited liability on September 23, 2014. Our Company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54600790. Our corporate seat is in Leiden, the Netherlands. The address of our headquarters and registered office is Zernikedreef 9, 2333 CK Leiden, the Netherlands, and our telephone number is +31 88 166 7000. Our U.S. office is located at 245 Main Street, Cambridge, MA 02142, USA. The name and address of our agent for service in the United States is Sarah Kiely, 245 Main Street, Cambridge, MA 02142, USA.
We maintain a corporate website at www.ProQR.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.
Listing
Our ordinary shares are listed on Nasdaq under the symbol “PRQR.” If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

THE OFFERING
Ordinary shares offered by the Selling Shareholder
Up to 3,030,303 ordinary shares.
Ordinary shares outstanding after this offering
Up to 141,121,476 ordinary shares (as more fully described in the notes following this table), assuming that the full amount of the registered securities are offered and sold by the Selling Shareholder.
Plan of distribution
The Selling Shareholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the ordinary shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices, or in trading markets for our ordinary shares. See “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the sale or other disposition of our ordinary shares by the Selling Shareholder pursuant to this prospectus. See “Use of Proceeds.”
Risk factors
Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the section titled “Risk Factors” in this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our securities.
Nasdaq Capital Market symbol
“PRQR.”
The number of ordinary shares expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus (i) are based on 105,362,551 ordinary shares outstanding as of March 31, 2026 and (ii) include 35,758,925 ordinary shares issued subsequent to March 31, 2026 through June 30, 2026, which includes (A) 27,624,310 ordinary shares issued and sold in a registered direct offering on June 26, 2026 for aggregate gross proceeds of approximately $50 million and (B) 5,100,780 ordinary shares sold to Lilly in a private placement on June 26, 2026 for aggregate gross proceeds of approximately $9.2 million, pursuant to a share purchase agreement between us and Lilly, dated June 25, 2026, and exclude:
•
up to 376,952 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $11.94 per share;

•
up to 2,144,772 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $3.73 per share;

•
1,294,355 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR as of March 31, 2026 for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of March 31, 2026, (i) 17,455,896 options have been granted by us with a weighted average exercise price of €2.43 per share and (ii) 2,777 restricted stock units have been granted by us with a weighted average grant date fair value of €1.11 per share; and

•
1,054,010 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of March 31, 2026.

Except as otherwise indicated, we have presented the information in this prospectus assuming no exercise of outstanding options or warrants, or vesting and settlement of outstanding restricted stock units described above after March 31, 2026.
In addition, the number of ordinary shares expected to be outstanding after this offering does not include our ordinary shares that we may offer and sell in the future pursuant to the Controlled Equity OfferingSM Sales Agreement, dated November 4, 2021, with Cantor Fitzgerald & Co, as sales agent.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 12, 2026, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained in this prospectus and incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with this offering. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. See the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference” in this prospectus for additional information.
Risks Related to our Ordinary Shares
We cannot predict what the market price of our ordinary shares will be. As a result, it may be difficult for investors to sell our ordinary shares at or above the price at which they purchased them.
An active trading market for our shares may not be sustained. The market value of our ordinary shares may decrease from time to time. As a result of these and other factors, investors may be unable to resell our shares at or above the price at which they purchased them. The lack of an active market may impair investors’ ability to sell our shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of our shares. Further, an inactive market may also impair our ability to raise capital by selling our ordinary shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration. The market price of our shares may be volatile and investors could lose all or part of their investment.
The trading price of our ordinary shares is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. For example, the price of our ordinary shares, which reached its high record of $24.99 per share at the close of the trading on March 10, 2015, decreased as low as $0.56 per share at the close of the trading on May 11, 2022. In addition to the factors discussed in this “Risk Factors” section and elsewhere in our Annual Report on Form 20-F for the year ended December 31, 2025, these factors include:
•
the results of our preclinical studies and clinical trials;

•
the presentation of data at industry conferences by us and/or our competitors;

•
the responses to any of our investigational new drug applications (“INDs”) with the U.S. Food and Drug Administration (the “FDA”) and any of our clinical trial applications with the competent authorities of the EU Member States;

•
any current or future preclinical studies or clinical trials of our product candidates, including any delays in enrollment rates or timing of these trials;

•
the collaborations related to an IIT in China, the successful recruitment of participants for such trial, and the uncertainty of the regulatory value and acceptance of the results of such trial;

•
regulatory actions with respect to our products or our competitors’ products;

•
the recruitment or departure of key personnel;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•
expiration or termination of licenses, research contracts or other collaboration agreements;

•
the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

•
results of clinical trials of our competitors;

•
the success of competitive products or technologies;

•
actual or anticipated changes in our growth rate relative to our competitors;

•
regulatory or legal developments in the United States, the European Union and other jurisdictions;

•
developments or disputes concerning patent applications, issued patents or other proprietary rights;

•
the level of expenses related to any of our product candidates or preclinical or clinical development programs;

•
actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•
variations in our financial results or those of companies that are perceived to be similar to us;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
announcement or expectation of additional financing efforts;

•
sales of our ordinary shares by us, our insiders or our other shareholders;

•
changes in the structure of healthcare payment systems;

•
market conditions in the pharmaceutical and biotechnology sectors; and

•
general economic, industry and market conditions, including the impact of inflationary pressures and fluctuating interest rates, and domestic or international political instability.

In addition, the stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have sometimes been unrelated or disproportionate to the operating performance of these companies. Historically, securities class action litigation has often been brought against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could harm our business, operating results, or financial condition. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. The occurrence of any of the foregoing risks or any of the other risks described herein and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2025 could have a material adverse impact on the market price of our ordinary shares.
If securities or industry analysts publish inaccurate or unfavorable research or cease to publish research about our business, our share price and trading volume could decline.
The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts who cover us downgrade our ordinary shares, or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause our share price and trading volume to decline.
Members of our board of directors and our principal shareholders and their affiliates have significant control over our Company, which will limit other stakeholders’ ability to influence corporate matters and could delay or prevent a change in corporate control.
The holdings of the members of our board of directors and our principal shareholders and their affiliates, represent significant ownership, in the aggregate, of our outstanding ordinary shares (as set out in

“Item 7.A. Major Shareholders” of our Annual Report on Form 20-F for the year ended December 31, 2025). As a result, these shareholders, if they act together, will be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of members of our board and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders may have interests, with respect to their ordinary shares, which are different from other investors and the concentration of voting power among these shareholders may have an adverse effect on the price of our ordinary shares. In addition, this concentration of ownership might adversely affect the market price of our ordinary shares by:
•
delaying, deferring or preventing a change of control of our Company;

•
impeding a merger, consolidation, takeover or other business combination involving our Company; or

•
discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

Please see “Item 7.A. Major Shareholders” of our Annual Report on Form 20-F for the year ended December 31, 2025 for more information regarding the ownership of our outstanding ordinary shares by our board of directors and our principal shareholders and their affiliates.
Sales of a substantial number of our ordinary shares by our existing shareholders in the public market could cause our share price to fall.
If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline. In addition, a substantial number of our ordinary shares subject to outstanding options, issuable upon vesting of outstanding restricted stock units, or reserved for future issuance under our equity incentive plans are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.
Raising additional capital may cause dilution to our existing shareholders. Further, any future financing arrangements, may restrict our operations or require us to relinquish rights to our technologies or product candidates.
We may seek additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests may be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing shareholders.
In addition, such indebtedness also results in increased fixed payment obligations and certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. Also, if we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, or grant licenses on terms that are not favorable to us.
Risks Related to Our Dependence on Third Parties
Third parties on which we rely upon for preclinical and clinical studies may become the subject or target of certain sanctions or restrictions, which may have adverse effects on our operations and business.
Certain foreign contract manufacturing organizations (“CMOs”) and biotechnology companies may become subject to legislation, trade restrictions, sanctions, tariffs, and other regulatory requirements by the U.S. government, which could restrict or even prohibit our ability to work with such entities. The

BIOSECURE Act, which was signed into law in December 2025 as part of the National Defense Authorization Act for Fiscal Year 2026, prohibits U.S. federal agencies from entering into or renewing any contract, loan, or grant with any entity that uses biotechnology equipment or services produced or provided by a “biotechnology company of concern” to perform that contract. The Office of Management and Budget (“OMB”) of the U.S. Government will issue a list of “biotechnology companies of concern,” which will include certain companies that are identified on the U.S. Department of Defense’s annual List of Chinese Military Companies, also known as the 1260H List, other entities which the U.S. Government has deemed as such pursuant to a separate designation process, and certain subsidiary, parent, and successor entities of the foregoing. The BIOSECURE Act includes a grandfathering provision providing that the prohibitions shall not apply for a five-year period to biotechnology equipment or services produced or provided under a contract or agreement entered into before the applicable effective date. If any of our third party CMOs or service providers are designated as “biotechnology companies of concern” by OMB, we may be restricted in our ability to work with such companies to the extent we would contract with, or otherwise receive funding from, the U.S. government. As a result, we may need to seek alternative relationships. While we believe we will be able to identify and contract with such alternative vendors, we cannot guarantee that alternative vendors with the necessary capabilities and capacity would be available on a timeline that would not materially delay the development of our therapeutic candidates and cannot predict the terms of any such alternative arrangement nor what actions may ultimately be taken with respect to trade relations between the United States and China or other countries, what products and services may be subject to such actions or what actions may be taken by China or the other countries in retaliation. In addition, any unfavorable government policies on international trade, such as export controls, tariffs, new legislation, renegotiation of existing trade agreements, or any retaliatory trade actions due to recent or future trade tension, may impede, delay, limit, or increase the cost of manufacturing our therapeutic candidates.
Risks Related to Investigator-Initiated Trials Conducted in China
We may support an IIT in China through collaborations with local investigators and contract research organizations. Although such trial may be conducted in accordance with applicable regulations and Good Clinical Practice standards, and although we may contractually retain significant oversight regarding trial design, safety monitoring, and access to trial data, we are not the regulatory sponsor of these studies. As a result, we may have less direct control over trial conduct, protocol implementation, regulatory interactions, data collection, reporting practices, and compliance activities than we would in company-sponsored trials.
Clinical research conducted in China is subject to local laws, regulations, ethics committee approvals, and governmental oversight, which may differ from those in the United States, Europe, or other jurisdictions. Regulatory requirements, interpretations, and enforcement practices may change, and we may experience delays in obtaining approvals, enrolling patients, collecting or transferring data, or completing the study. In addition, geopolitical tensions, trade restrictions, data privacy requirements, cross-border data transfer regulations, or other governmental actions could adversely affect our ability to oversee the trial, access trial data, or use resulting data to support future regulatory submissions.
If any IIT conducted in China is delayed, suspended, terminated, conducted inconsistently with applicable requirements, produces data that regulators do not accept, raises safety concerns, or results in adverse events, our development programs, regulatory strategy, business, financial condition, operating results, and prospects could be materially adversely affected.
Furthermore, even if such studies are completed successfully, regulatory authorities may determine that the resulting data are insufficient, unreliable, or otherwise not acceptable to support future clinical development, regulatory submissions, or marketing applications, which could require us to conduct additional studies and incur significant costs and delays.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of March 31, 2026. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.
As of March 31, 2026
(€ in thousands)
Cash and cash equivalents	€81,088
Total debt:
Lease liability	10,788
Borrowings	4,945
Total debt	15,733
Equity:
Equity attributable to owners of the Company	37,598
Total equity	37,598
Total capitalization	€53,331
The table above excludes:
•
up to 376,952 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $11.94 per share;

•
up to 2,144,772 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $3.73 per share;

•
1,294,355 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR as of March 31, 2026 for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of March 31, 2026, (i) 17,455,896 options have been granted by us with a weighted average exercise price of €2.43 per share and (ii) 2,777 restricted stock units have been granted by us with a weighted average grant date fair value of €1.11 per share;

•
1,054,010 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of March 31, 2026; and

•
35,758,925 ordinary shares issued subsequent to March 31, 2026 through June 30, 2026, which includes (A) 27,624,310 ordinary shares issued and sold in a registered direct offering on June 26, 2026 for aggregate gross proceeds of approximately $50 million and (B) 5,100,780 ordinary shares sold to Lilly in a private placement on June 26, 2026 for aggregate gross proceeds of approximately $9.2 million, pursuant to a share purchase agreement between us and Lilly, dated June 25, 2026.

USE OF PROCEEDS
We are registering the resale of the Shares by the Selling Shareholder. We are not selling any of the Shares under this prospectus and will not receive any proceeds from the sale or other disposition of the Shares covered hereby. The net proceeds from the sale of the Shares offered by this prospectus will be received by the Selling Shareholder. We have agreed to bear all expenses incurred in connection with the registration of these Shares, other than commissions or discounts of underwriters, broker-dealers, or agents attributable to the sale of the Shares, if any.

DESCRIPTION OF SHARE CAPITAL
This section describes the general terms of our ordinary shares. For more detailed information, a holder of our ordinary shares should refer to our articles of association, as amended, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.
General
We were incorporated on February 21, 2012 as a private company with limited liability (‘besloten vennootschap met beperkte aansprakelijkheid’) under Dutch law. In connection with our initial public offering in 2014, our shareholders resolved to amend our articles of association and to convert into a public company with limited liability by means of a Deed of Amendment and Conversion, pursuant to which, we converted to a public company with limited liability (‘naamloze vennootschap’) under the laws of the Netherlands. In connection with this conversion, our legal name changed from ProQR Therapeutics B.V. to ProQR Therapeutics N.V. On June 22, 2016, the articles of association were amended to (i) add certain places where general meeting of shareholders may be held and (ii) amend the term ‘annual report’ to ‘report of the Management Board’ to comply with the Implementation Act Annual Accounts Directive (‘Uitvoeringswet richtlijn jaarrekening’) (Bulletin of Acts and Decrees (‘Staatsblad’) 2015, 349), pursuant to which act this term has been amended accordingly. On February 27, 2018, the articles of association were amended (i) to increase the authorized share capital, and (ii) to delete the requirement of a deed for the issuance of shares. On June 10, 2021, the articles of association were amended to (i) combine the existing compensation committee and nominating and corporate governance committee into one committee, to be named the compensation, nominating and corporate governance committee, and to establish a new research and development committee, and (ii) to increase the authorized share capital. On May 23, 2024, the articles of association were amended to restructure the existing two-tier board structure system comprising of a Supervisory Board and a Management Board into a one-tier board system consisting of a unitary board comprising both executive and non-executive directors. On June 2, 2026, the articles of association were amended to increase the authorized share capital.
Our Company is registered with the Dutch Trade Register of the Chamber of Commerce (‘handelsregister van de Kamer van Koophandel en Fabrieken’) in Leiden, the Netherlands under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef 9, 2333 CK Leiden, the Netherlands.
As of the date hereof, our authorized share capital is €21,600,000, divided into 270,000,000 ordinary shares and 270,000,000 preferred shares, each with a nominal value of €0.04. Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. As of March 31, 2026, there were 107,710,916 ordinary shares issued, of which 105,362,551 were outstanding and 2,348,365 were held as treasury shares.
Our ordinary shares are listed on Nasdaq under the symbol “PRQR.” We have listed our ordinary shares in registered form and our shares are not certificated. We have appointed Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC) as our agent to maintain our shareholders register and to act as transfer agent, registrar and paying agent for the ordinary shares. Our ordinary shares are traded on Nasdaq in book-entry form.
Articles of Association and Dutch Law
Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Anti-Takeover Measure
To enable us to pursue our business strategy and the successful development of our product pipeline and to protect our interests and those of our stakeholders (including shareholders, employees and patient populations), our business strategy, our continuity and our independence against actual and potential threats, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to a protection foundation, Stichting Continuity ProQR Therapeutics. The call option confers on the protection foundation the right to acquire under certain conditions such number of preferred shares as equals, at the time of exercise of the call option, the lesser of: (i) the total number of shares equal to our issued share capital at that time, minus the number of preferred shares already held by the protection foundation at that time (if any) or (ii) the maximum number of preferred shares that may be issued under our authorized share capital under our articles of association from time to time. The protection foundation’s articles of association provide that it will act to promote and protect the best interests of us, our business and our stakeholders, including patient populations that may benefit from our products and pipeline, by opposing any influences that conflict with these interests and threaten to undermine our strategy, continuity, independence and identity. The board of the protection foundation is independent from us, our stakeholders and our subsidiaries.
Upon exercise of the call option, the preferred shares will be issued to the protection foundation for their nominal value, of which at least 25% will be due upon issuance, and may also be issued against the Company’s reserves if so requested by the protection foundation. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, a foundation acquiring preferred shares issued at 25% of their nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our ordinary shares and will accrue cash dividends at a fixed rate with deficits in a preferred dividend being carried forward. The protection foundation may exercise the call option to acquire preferred shares in order to protect us from influences that do not serve our best interests and threaten to undermine our strategy, continuity, independence and identity. These influences may include a third-party acquiring a significant percentage of our ordinary shares, the announcement of a public offer for our ordinary shares, other concentration of control over our ordinary shares or any other form of pressure on us to alter our strategic policies.
Company’s Shareholders’ Register
All of our registered shares are registered in our shareholders’ register. Subject to Dutch law and our articles of association, we must keep our shareholders’ register accurate and up-to-date. Our shareholders’ register shall be kept by our board. The sub-register shall be kept by our agent on behalf of the board. Our shareholders’ register includes the names and addresses and other relevant details of all holders of registered shares, and shows the date on which the shares were acquired, the date of the acknowledgement by, or notification of, us as well as the amount paid on each share. The shareholders’ register also includes the names and addresses and other relevant details of those with a right of usufruct (‘vruchtgebruik’) or a right of pledge (‘pandrecht’) in respect of any shares. Our registered ordinary shares are held through Depository Trust & Clearing Corporation (“DTCC”) and therefore DTCC is recorded in the shareholders register as the holder of those ordinary shares.
Shareholders, usufructuaries and pledgees whose particulars must be recorded in our shareholders’ register are required to provide our board with the necessary particulars in a timely fashion. Upon request, shareholders, usufructuaries and pledgees shall be provided with an extract of our shareholders’ register in respect of their right to one or more registered shares.
Issuance of Shares and Preemptive Rights
Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our board. Our general meeting of shareholders may authorize our board to issue new shares or grant rights to subscribe for shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to issue shares and rights to subscribe for shares.
Under Dutch law, in the event of an issuance of ordinary shares or granting of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. A holder of ordinary shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for, (i) ordinary shares for consideration other than cash, or (ii) ordinary shares to our employees or employees of one of our group companies, or (iii) ordinary shares to persons exercising a previously granted right to subscribe for shares, or (iv) preferred shares.
The preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our board. Our general meeting of shareholders may authorize our board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the board can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
Preferred shares do not carry preemptive rights in respect of newly issued ordinary shares or preferred shares, nor do holders of ordinary shares have preemptive rights in respect of newly issued preferred shares. The call option of the protection foundation to acquire newly issued preferred shares of the company, see “Description of Share Capital — Anti-Takeover Measure,” is an irrevocable and repeatedly exercisable right to subscribe for preferred shares.
On June 2, 2026, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority for a period of 5 years from the date of the resolution of the general meeting of shareholders to, in accordance with applicable laws and Nasdaq listing rules: (a) issue ordinary shares up to 100% of the Company’s authorized share capital for general purposes and issuances under Company’s equity incentive or stock option plans with the proviso that the issuances under equity incentive or stock option plans are limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.
Repurchases of our Shares
Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:
•
such shares are fully paid-up;

•
such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

•
after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no consideration or by universal succession, we may acquire shares only if our general meeting of shareholders has authorized the board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them.
On June 2, 2026, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority to perform acquisitions by the Company of (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words “issued share capital” means the Company’s issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.
Capital Reductions; Cancellation
At a general meeting of shareholders, our shareholders may resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by virtue of an amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate (x) to shares held by the Company itself or in respect of which the Company holds the depository receipts, and (y) to all preferred shares. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our board. In order to be adopted by the general meeting of shareholders, a resolution to reduce the capital requires a simple majority of the votes cast at a general meeting of shareholders if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the general meeting of shareholders if less than half of the issued capital is represented at the general meeting of shareholders.
A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all shareholders concerned agree to a disproportionate reduction). A resolution that would result in a reduction of capital requires approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.
In the event that all preferred shares are cancelled, distributions shall be made to the protection foundation as sole holder of such preferred shares.
Corporate Objectives
Under our articles of association, our corporate objectives are:
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the development, bringing to market and exploitation of products and technologies in the field of biotechnology;

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the research and development of (or the commission to research and develop) patents, know-how and intellectual and industrial property;

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to make our products available to the patient populations that may benefit from such products and to maintain a suitable pipeline of products that may be beneficial for relevant patient populations;

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to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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to do anything which, in the widest sense of the words, is connected with or may be conducive to the attainment of these objects.

Amendment of Articles of Association
Our general meeting of shareholders, at the proposal of our board, may resolve to amend our articles of association. A resolution taken by the general meeting of shareholders to amend our articles of association requires a simple majority of the votes cast.

General Meetings of Shareholders
General meetings of shareholders can be held in Leiden, Amsterdam, Rotterdam, Schiphol Airport (municipality Haarlemmermeer), The Hague, Oegstgeest, Leidschendam, Katwijk, Noordwijk or Wassenaar, the Netherlands. All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.
We must hold at least one general meeting of shareholders each year, to be held within six months after the end of our financial year. A general meeting of shareholders shall also be held within three months after our board has considered it to be likely that the Company’s equity has decreased to an amount equal to or lower than half of its paid up and called up capital. If the board has failed to ensure that such general meetings of shareholders as referred to in the preceding sentences are held in a timely fashion, each shareholder and other person entitled to attend shareholders’ meetings may be authorized by the Dutch court to convene the general meeting of shareholders.
Our board may convene additional extraordinary general meetings of shareholders whenever they so decide. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least ten percent of our issued share capital, may on their application, be authorized by the Dutch court to convene a general meeting of shareholders. The Dutch court will disallow the application if it does not appear to it that the applicants have previously requested that the board convene a shareholders’ meeting and that the board has not taken the necessary steps so that the shareholders’ meeting could be held within eight weeks after the request.
General meetings of shareholders are convened by a notice which includes an agenda stating the items to be discussed. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition and filling of any vacancies of the board. In addition, the agenda for a general meeting of shareholders may include such items as have been included therein by our board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, substantiated, or by a proposal for a resolution and received by us no later than the 60th day before the day that the relevant general meeting of shareholders is to be held. No resolutions will be adopted on items other than those which have been included in the agenda.
We will give notice of each general meeting of shareholders by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting of shareholders.
Pursuant to our articles of association, our board may determine a record date (‘registratiedatum’) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. Our articles of association provide that a shareholder must notify the Company in writing of his identity and his intention to attend (or be represented at) the general meeting of shareholders, such notice to be received by us ultimately on the seventh day prior to the general meeting of shareholders. If this requirement is not complied with or if upon direction of the Company to that effect no proper identification is provided by any person wishing to enter the general meeting of shareholders, the chairperson of the general meeting of shareholders may, in his or her sole discretion, refuse entry to the shareholder or his proxy holder.
Pursuant to our articles of association, our general meeting of shareholders is chaired by the chairman of our board. If the chairman of our board is absent and has not charged another person to chair the meeting in his place, the non-executive board members present at the meeting shall appoint one of themselves to be chairperson. If no non-executive board members are present at the general meeting of shareholders, the general meeting of shareholders will be chaired by our CEO or, if our CEO is absent, another executive board member present at the meeting and, if none of them is present, the general meeting of shareholders shall appoint its own chairperson. The person who should chair the meeting may appoint another person in his or her stead.
The chairperson of the general meeting of shareholders may decide at his or her discretion to admit other persons to the meeting. The chairperson of the general meeting of shareholders shall appoint another person present at the shareholders’ meeting to act as secretary and to minute the proceedings at the meeting. The chairperson of the general meeting of shareholders may instruct a civil law notary to draw up a notarial report of the proceedings at the Company’s expense, in which case no minutes need to be taken. The chairperson of the general meeting of shareholders is authorized to eject any person from the general meeting of shareholders if the chairperson considers that person to disrupt the orderly proceedings. The general meeting of shareholders shall be conducted in the English language.
Voting Rights and Quorum Requirements
In accordance with Dutch law and our articles of association, each issued ordinary share and preferred share confers the right on the holder thereof to cast one vote at the general meeting of shareholders. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of board members.
Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairperson of the general meeting of shareholders) of a shareholder, which proxy holder need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder.
Under our articles of association, blank votes, abstentions and invalid votes shall not be counted as votes cast. Further, shares in respect of which a blank or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting of shareholders. The chairperson of the general meeting of shareholders shall determine the manner of voting and whether voting may take place by acclamation.
In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions.
The chairperson of the general meeting of shareholders shall decide on the method of voting and may determine the voting procedure. The determination made by the chairperson of the general meeting of shareholders with regard to the results of a vote shall be decisive. However, where the accuracy of the chairperson’s determination is contested immediately after it has been made, a new vote shall take place if the majority of the general meeting of shareholders so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights present at the meeting so requires.
Our board will keep a record of the resolutions passed at each general meeting of shareholders. The record shall be available at our office for inspection by any person entitled to attend general meetings of shareholders and upon request a copy of or extract from the record will be provided to such person at no more than the cost price.
Our articles of association and Dutch law provide that resolutions of our board concerning a material change in the identity or character of the Company or our business are subject to the approval of the general meeting of shareholders. Such changes include in any event:
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a transfer of all or materially all of our business to a third party;

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the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

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the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

Adoption of Annual Accounts and Discharge of Board Liability
Pursuant to Dutch law, we are required to publish our annual accounts within eight days after adoption and ultimately within 12 months after the end of our financial year.
Each year within five months after the end of our financial year, save where this period is extended for a maximum of five months by the general meeting of shareholders on account of special circumstances, our board will prepare the annual accounts. The annual accounts must be accompanied by an auditor’s certificate, a report of the board and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, the general meeting of shareholders may appoint and remove our independent auditors, as referred to in Section 2:393 Dutch Civil Code, who audit the annual accounts. If the general meeting of shareholders fails to appoint an independent auditor, the auditor will be appointed by the board. The annual accounts are adopted by our shareholders at the general meeting of shareholders and will be prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.
The adoption of the annual accounts by our shareholders does not release our board members from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.
Our financial reporting will be subject to the supervision of the Dutch Authority for the Financial Market (the “AFM”). The AFM will review the content of the financial reports and has the authority to approach us with requests for information if, on the basis of publicly available information, it has reasonable doubts as to the integrity of our financial reporting. For a more detailed description we refer to the description below under the heading “Dutch Financial Reporting Supervision Act.”
Dividends and other Distributions
We may only make distributions to our shareholders and other persons entitled to distributable profits, to the extent that our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our articles of association.
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares. Any amount remaining out of the profit is carried to reserve as the board determines. After reservation by the board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Distributions shall be payable in such currency as determined by our board. We intend that distributions, if any, shall be payable on such date as determined by our board. Our board will set the date that will be applied in order to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (‘verjaring’).
We do not anticipate paying any dividends for the foreseeable future.

Liquidation and Dissolution
The general meeting of shareholders may, based on a proposal by our board, resolve to dissolve the Company by a resolution passed by a simple majority of the votes cast. In the event of the Company being dissolved, the liquidation shall be effected by our board, unless the general meeting of shareholders decides otherwise.
In the event of a dissolution and liquidation, the assets remaining after payment of all of the Company’s debts (including any liquidation expenses) are to be distributed (i) firstly to the holders, if any, of preferred shares in the amount of the nominal value of the preferred shares (to the extent paid-up) plus unpaid accrued dividends and deficits (if any) in preferred dividends, and (ii) the balance remaining to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.
Limitations on Non-Residents and Exchange Controls
There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Under Dutch law, there are currently no exchange controls applicable to the transfer of dividends or other distributions with respect to, or of the proceeds from the sale of, shares in a Dutch company, to persons outside the Netherlands.
Dutch Squeeze-Out Proceedings
Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against our other shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (‘Ondernemingskamer’) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (‘Wetboek van Burgerlijke Rechtsvordering’). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber of the Amsterdam Court of Appeal becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same notice in a newspaper with a national circulation.
A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective to obtain at least 95% of our issued share capital and thus to be allowed to initiate squeeze-out proceedings. Those restructuring transactions could, amongst other things, include a legal merger or demerger involving our Company, a contribution of cash and/or assets against issuance of shares involving our Company, and the issue of new shares to the majority shareholder while excluding any pre-emption rights of minority shareholders in relation to such issuance or an asset sale transaction.
In Dutch public takeover practice, depending on the circumstances, an asset sale transaction is sometimes used as a way to squeeze out minority shareholders (e.g. after a successful public offer, or tender offer, through which the offeror acquires a supermajority, but less than all, of the shares). In such a scenario, the business of the target company would be sold to an offeror, a buyer or a special purpose vehicle, followed by the liquidation of the target company. The purchase price would be distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the Company in which minority shareholders participated.
Under our articles of association, any proposal to sell and transfer all of our assets and to dissolve and liquidate our Company is subject to approval by a majority of the votes cast in our general meeting of shareholders which must be preceded by a proposal by our board.

Dutch Corporate Governance Code
The Dutch Corporate Governance Code (“DCGC”) is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual report filed in the Netherlands, whether or not they are complying with the various provisions of the DCGC that are addressed to the board and, if they do not apply those provisions, to give the reasons for such non-application. The DCGC contains both principles and best practice provisions for the board, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The principles and best practice provisions apply to our board, for example in relation to its role and composition, conflicts of interest, independence requirements for board members, board committees and compensation; shareholders and the general meeting of shareholders, for example, regarding anti-takeover protection and obligations of the Company to provide information to our shareholders; and financial reporting, including external auditor and internal audit requirements.
We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.
The discussion below summarizes the most important differences between our governance structure and the principles and best practices of the DCGC:
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Best practice provision 1.1.5 stipulates that a policy for dialogue with the relevant stakeholders on the sustainability aspects of the strategy should be drawn up. The Company has not formulated such policy as it believes this is already covered by our regular process for public disclosure of information.

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Pursuant to the best practice provision 2.4.2 of the DCGC, any other positions held by Board members should be notified to the Board and be discussed in the Board meeting. We believe that the compensation, nominating and corporate governance committee, of which the Board chair is a member, is well equipped to grant approval for Board members assuming other positions. Therefore, we do not intend to comply with this provision.

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Best practice provisions 1.4.2 and 1.4.3 requires management to include a substantiated declaration regarding the effectiveness of the internal risk management and control systems (the “verklaring omtrent risicobeheersing”). The Company does not include all of the specific declarations as described in best practice provisions 1.4.2 and 1.4.3 and has therefore deviated from best practice provisions 1.4.2 (iii) and 1.4.3 (iii) – (iv). The Company is listed on the Nasdaq Stock Market and is subject to the U.S. Sarbanes-Oxley Act of 2002 (SOx), including the provisions of Section 404 a and b relating to internal control over financial reporting. In this context, the Company has designed, implemented, and evaluated a comprehensive system of internal control over financial reporting in accordance with SOx requirements, reference is made for page 38 for best practice provision 1.4.3 (ii) on financial reporting. The Company’s broader risk management framework further comprises an enterprise risk management process covering strategic, operational, financial and compliance risks, documented internal controls over financial reporting, and ongoing oversight by the audit committee. Relevant information on these matters is disclosed in the risk management section on pages 40 – 42. Given its clinical stage and absence of operational revenues, the Company has limited operational size and complexity. Taking into account this stage of development and the Company’s governance structure, management is of the view that the current disclosures provide appropriate transparency regarding the Company’s risk management and control environment. Through these alternative measures the Company aims to achieve the underlying objective of best practice provisions 1.4.2 (iii) and 1.4.3 (iii) – (iv). The deviation from best practice provisions 1.4.2 (iii) and 1.4.3 (iii)  – (iv) is structural in nature. However, the Company continuously monitors developments in Dutch and U.S. corporate governance practice and will reassess its approach to compliance with these provisions on an annual basis.

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Pursuant to the best practice provision 2.1.8(i), our non-executive Board member Theresa Heggie is non-independent. Ms. Heggie was employed by the Company in the five year period preceding her appointment on the Board (then: supervisory board) at the AGM 2023. Theresa Heggie is the chair of the compensation, nominating and corporate governance committee. The compensation, nominating and corporate governance committee is composed of three members of which only Ms. Heggie qualifies as non-independent under the DCGC. As long as a majority of committee members are independent, the chair may be non-independent in accordance with the DCGC.
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Pursuant to best practice provision 2.2.2, non-executive Board members can be elected twice for a period of 4 years each, and with justification, may be reappointed for two periods of two years. James Shannon, M.D. was re-appointed as non-executive Board member at the AGM 2025 for a period of 4 years, having served as non-executive Board member for 9 years at that time. This is a deviation from DCGC provision 2.2.2 due to (i) the term of re-appointment being 4 years and (ii) the re-appointment of 4 years bringing his total tenure to 13 years. The Board has deemed it in the best interest of the Company to nominate Dr. Shannon for re-appointment for a period of 4 years at the AGM 2025. Dr. Shannon brings incomparable experience in drug development, having overseen the approval of over 30 drugs (including 16 blockbusters), possesses significant leadership skills, regulatory insight, and has a very strong industry reputation. In 2025, the Company was preparing to enter the phase of clinical development, a crucially important phase for the Company. The Board considered continuity of strong and balanced leadership for the Company throughout its clinical development phase to be of high strategic importance. Therefore, the Board decided to deviate from this provision 2.2.2 of the DCGC in the best interest of the Company. We note that under Nasdaq regulations, there is no limit to the number of terms or years a non-executive Board member is appointed.

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Pursuant to the best practice provisions 3.1.2.vi and 3.1.2.vii of the DCGC, options granted to our executive board members should not be exercisable during the first three years after the date of grant; shares granted to our executive board members for no financial consideration should be retained by them for a period of at least five years or until they cease to hold office, whichever is the shorter period; and the number of options and/or shares granted to our executive board members should be dependent on the achievement of pre-determined performance criteria. We do not intend to comply with all of the above requirements as we believe it is in the best interest of the Company to attract and retain highly skilled executive board members on conditions based on market competitiveness. Moreover, we operate in a global and heavily USA focused market for attracting top talent. As a Dutch Company listed on Nasdaq, we must follow US best practice at times in order to be competitive.

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Pursuant to best practice provision 3.2.3 the remuneration of the executive Board members in the event of dismissal should not exceed one year’s salary. The management services agreements with our non-Chief Executive Officer executive Board members provide for a lump-sum equal to 24 months of the individual’s monthly gross fixed salary in case of dismissal following a change of control. The management services agreement with our Chief Executive Officer provides for a lump sum payment equal to 24 months of the Chief Executive Officer’s monthly gross fixed salary in case of dismissal by the Company for reasons other than cause or culpable behavior and a pro-rated STI payment for the months in service in the year of termination. In addition, in the event of termination of the Chief Executive Officer as described here above, all his stock options and RSUs (as applicable) shall be subject to accelerated vesting and remain exercisable until expiration of the respective award. Based on the risk profile of the Company and to be able to attract and retain highly skilled management, we believe this arrangement is appropriate and in line with market practice in the sector.

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Best practice provision 3.3.2 prohibits the granting of shares or rights to shares to non-executive members of the board as remuneration. It is common practice for companies listed on The Nasdaq Stock Market LLC to grant shares to the non-executive members of the board as compensation, in order to align the interests of the non-executive members of the board with our interests and those of our shareholders, and we have granted and expect to grant options to acquire ordinary shares to all or some of our non-executive board members.

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Pursuant to best practice provision 3.3.3, any shares held by non-executive board members are long-term investments. We do not request our non-executive board members to comply with this provision. We believe it is in the best interest of the Company not to apply this provision in order to be able to attract and retain highly skilled non-executive board members on internationally competitive terms.

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Best practice provision 4.2.2 stipulates that an outline policy on bilateral contacts with the shareholders shall be formulated and published on the company’s website. The Company has not formulated such policy as it believes this is already covered by our regular process for public disclosure of information.

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Best practice provision 4.2.3 stipulates that meetings with analysts, presentations to analysts, presentations to investors and institutional investors and press conferences must be announced in advance on the company’s website and by means of press releases. Provision must be made for all shareholders to follow these meetings and presentations in real time, for example by means of webcasting or telephone. After the meetings, the presentations must be posted on the company’s website. We believe that enabling shareholders to follow in real time all the meetings with analysts, presentations to analysts and presentations to investors, would create an excessive burden on our resources and therefore, we do not intend to comply with all of the above requirements.

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Best practice provision 4.3.3 provides that the general meeting of shareholders may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the Board or a resolution to dismiss such member by an absolute majority of the votes cast. It may be provided that such majority should represent a given proportion of the issued capital, but this proportion may not exceed one third. In addition, best practice 4.3.3 provides that if such proportion of the share capital is not represented at the meeting, but an absolute majority of the votes cast is in favor of a resolution to cancel the binding nature of the nomination, a new general meeting of shareholders will be convened where the resolution may be adopted by absolute majority, regardless of the proportion of the share capital represented at the meeting. Our articles of association provide that these resolutions can only be adopted with at least a 2/3 majority which must represent more than 50% of our issued capital, and that no such second meeting will be convened, because we believe that the decision to overrule a nomination by the board for the appointment or dismissal of a member of our board must be widely supported by our shareholders.

Market Abuse
Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (“EU Market Abuse Regulation”) has direct effect in the Netherlands and other EU member states. The EU Market Abuse Regulation replaces the provisions on market abuse, insider trading and notifications set out in the Dutch Financial Supervision Act. The EU Market Abuse Regulation does not apply to companies whose shares are not admitted to trading or are not listed on a regulated market in the EU/EEA. As a result, the provisions of the EU Market Abuse Regulation do not currently apply to us.
Dutch Financial Reporting Supervision Act
Under the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”), the AFM supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or in a non-EU country on a system similar to a regulated market. Since our Company has its corporate seat in the Netherlands and our ordinary shares are listed on The Nasdaq Stock Market LLC, the FRSA will be applicable to us.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to us that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.
Differences in Corporate Law
We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.
This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.
Delaware	The Netherlands
Duties of Directors
The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation.
In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board of directors may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.

We have a single-tier board system. consisting of executive directors and non-executive directors.
Under Dutch law, the executive directors are responsible for the day-to-day management and execution of the strategy, policy and operations of a company. The non-executive directors are responsible for supervising the conduct of, and providing advice to, the executive directors and for supervising the company’s general affairs and business. Each member of the board has a duty to act in the corporate interest of the company and the business connected with it.
Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company and the business connected with it also applies in the event of a proposed sale or break-up of the company, whereby the specific circumstances generally dictate how such duty is to be applied.
Any board resolution concerning a material change in the identity or character of the company or its business requires shareholders’ approval. The board may decide in its sole discretion, within the confines of Dutch law and the articles of association, to incur additional indebtedness subject to any contractual restrictions pursuant to our existing financing arrangements.
In contrast to Delaware law, under Dutch law, a nonexecutive director of a listed company is generally appointed for a maximum term of four years. There is no statutory limit to the number of terms a nonexecutive director may serve, although the DCGC recommends that a non- executive director is appointed for a period of four years and may then be reappointed once for another four-year period. The non-executive director may then subsequently be reappointed again for a period of two years, which appointment may be extended by at most two years. In the event of a reappointment after an eight-year period, reasons should be given in the report of the board.

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A non-executive director may be removed at any time, with or without cause, by the general meeting of shareholders. Pursuant to our articles of association, our general meeting of shareholders may only adopt a resolution to suspend or dismiss such board member by at least two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the board, in which case a simple majority of the votes cast is sufficient
Board Vacancies
The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Under Dutch law board members of a company such as ours are appointed by the general meeting of shareholders, rather than appointed by the board as is typical for a Delaware corporation.
Under our articles of association, board members are appointed by our general meeting of shareholders upon the binding nomination by our board.
However, the general meeting of shareholders, may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital, following which our board may draw up a new binding nomination.

Conflict-of-Interest Transactions
Under the Delaware General Corporation Law, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or voidable, unless (1) the material facts of any interested directors’ interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors’ interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved.
Under Dutch law, a board member with a direct or indirect personal interest that conflicts with the interests of the company or of the business connected with it must abstain from participating in the decision-making process (i.e., the deliberations and the decision-making) with respect to the relevant matter. A board member with such a conflict of interest must promptly notify the other directors of his or her conflict. If it becomes apparent that such member was indeed involved in the decision-making process, then such decision may be nullified.
Our articles of association provide that if as a result of a conflict of interest of board members no resolution of the board can be adopted, the resolution can nonetheless be adopted by our board as if there was no conflict of interest. In that case, each board member is entitled to participate in the discussion and decision-making process and to cast a vote.
Board members with a conflict of interest remain authorized to represent the Company.

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Agreements entered into with third parties contrary to the rules on decision-making in the case of a conflict of interest, may as a rule not be annulled.
Proxy Voting by Directors
A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	An absent board member may issue a proxy for a specific meeting of the board but only in writing to another board member.
Voting Rights
Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. Cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist of no less than 1/3 of the shares of such class or series or classes or series.
Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Under Dutch law, shares have one vote per share, provided such shares have the same nominal value. Our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. All resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions. Each holder of ordinary shares may cast as many votes as it holds shares. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of board members.
Pursuant to our articles of association, our board may determine a record date (‘registratiedatum’) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. There is no specific provision in Dutch law for adjournments.

Shareholder Proposals
Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders, but it provides that a corporation’s bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. Additionally, if a Delaware corporation is subject to the SEC’s proxy rules, a shareholder who
Pursuant to Dutch law, one or more shareholders or others with meeting rights alone or jointly representing at least 10% of the issued share capital may on their application be authorized by the Dutch Court to convene a general meeting of shareholders in case the Board fails to do so in a timely manner upon request.
The agenda for a general meeting of shareholders must contain such items as the board or the person or persons convening the meeting decide. Pursuant to Dutch law, unlike under Delaware law, the agenda will also include such other items as one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly

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owns at least $2,000 in market value or 1% of the corporation’s securities entitled to vote for a continuous period of one year as of the date he submits a proposal, may propose a matter for a vote at an annual or special meeting in accordance with those rules.	representing at least 3% of the issued share capital, may request of the board in writing and substantiated or by a proposal for a resolution, received by the company no later than on the 60th day before the date of the meeting.
Action by Written Consent
Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depository receipts are issued, (c) there are no persons entitled to the same rights as holders of depository receipts issued with the company’s cooperation, (d) the board members have been given the opportunity to give their advice on the resolution, and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote.
The requirement of unanimity renders the adoption of shareholder resolutions without a meeting not feasible for publicly traded companies.

Shareholder Suits
Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.	Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (‘verklaring voor recht’). In order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party.

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Repurchase of Shares
Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existing and outstanding shares or depository receipts if permitted under its articles of association.
We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that: (i) such shares are fully paid-up; (ii) such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called- up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and (iii) after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.
Other than shares acquired for no consideration or by universal title of succession (‘algemene titel’), our board may acquire shares only if our general meeting of shareholders has authorized the board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.
No authorization of the general meeting of shareholders is required if listed ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.
On June 2, 2026, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority to perform acquisitions by the Company of (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of

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the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general
Anti-Takeover Provisions
In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:
•
the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company.

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our Company more difficult or less attractive, including:
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the authorization of a class of preferred shares that may be issued to a protection foundation to which we have granted a perpetual and repeatedly exercisable call option;

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a provision that our board members may only be appointed upon a binding nomination by our board, which can be set aside by a two-thirds majority of our shareholders representing more than half of our issued share capital;

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a provision that our board members may only be removed by our general meeting of shareholders by at least a two-thirds majority of votes cast representing more than 50% of our issued share capital (unless the removal was proposed by the board); and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our board that has been approved by our board.

As indicated above, we have adopted an antitakeover measure by granting a perpetual and repeatedly exercisable call option to the protection foundation, which confers upon the protection foundation the right to acquire, under certain conditions, the number of preferred shares described above. The issuance of such preferred shares will occur upon the protection foundation’s exercise of the call option and will not require shareholder consent. Such a measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium which may materially and adversely affect the market price of our ordinary shares.
In addition, our boards need to act in the interest of ProQR, our business and take into account the interests of all our stakeholders, including by

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promoting the sustainable success of our business and the creation of long-term value for us and our business. The boards are responsible to determine our strategy and choosing our strategic direction. In doing so and depending on the circumstances they may decide to not entertain a proposed takeover or other strategic proposal, even if the proposal is supported by the majority of our shareholders and/or would create more shareholder value.
The boards may also use their general authority under Dutch corporate law and the DCGC to not cooperate with a proposal, e.g. by not providing due diligence and or by not cooperating with shareholder proposals to adopt resolutions in a general shareholder meeting that may change our strategy for instance by invoking the maximum 180 days response time set out in the DCGC.
As of May 1, 2021, the Statutory Reflection Period for Listed Companies came into force. The purpose is to give the board of a listed company more time for careful policymaking to weigh the interests of the company and its stakeholders in the event of an unsolicited takeover bid or other pressure being put on the board to change the course of the company, for example from activist shareholders. The board of a listed company may invoke a reflection period of up to 250 days in the event of: (i) a request by one or more shareholders for consideration of a proposal to appoint, suspend or dismiss one or more members of the board, or (ii) when a public bid has been announced or made for the shares without agreement having been reached on the bid with the target company. The decision by the board to invoke the reflection period is subject to board approval. In addition, to invoke the reflection period, the request under (i) and the public bid under (ii) must in the view of the board be substantially contrary to the interest of the company and its affiliated enterprise and the reflection period should be used for careful policy making.

Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.
Our shareholders’ register is available for inspection by the shareholders and usufructuaries and pledgees whose particulars must be registered therein.
Our board provide our shareholders, at the general meeting of shareholders, with all information that the general meeting of shareholders reasonably requests unless doing so would be contrary to an overriding interest of ours. Our board will in principle give a reason for electing not to provide such information on the basis of overriding interest.

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Removal of Directors
Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.	Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or remove a board member. The general meeting of shareholders may only adopt a resolution to suspend or remove such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our Company, unless the proposal was made by our board in which case a simple majority of the votes cast is sufficient.
Preemptive Rights
Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our board. Our general meeting of shareholders may authorize our board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the board can be granted and extended, in each case for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our board as the authorized body to do so requires at least a two- thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
On June 2, 2026, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority for a period of 5 years from the date of the resolution of the general meeting of shareholders to, in accordance with applicable laws and Nasdaq listing rules: (a) issue ordinary shares up to 100% of the Company’s authorized share capital for general purposes and issuances under Company’s equity incentive or stock option plans with the proviso that the issuances under equity incentive or stock option plans is limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the

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authority to determine the price and further terms and conditions of any such share issuance or grant. No preemptive rights apply in respect of preferred shares.
Dividends
Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.
Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the paid-up and called- up share capital and the reserves that must be maintained under Dutch law or the articles of association as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the company may reclaim the paid interim dividends as unduly paid.
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none are outstanding. Any amount remaining out of the profit is carried to reserve as the board determines. After reservation by the board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.
Dividends shall be payable in such currency and on such date as determined by the board. Claims for payment of dividends not made within five years from the date that such dividends became payable will lapse and any such amounts will be considered to have been forfeited to us.

Appraisal Rights and Shareholder Vote on Certain Reorganizations
Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for
Under Dutch law, resolutions of the board concerning a material change in the identity or character of the company or its business are subject to the approval of the general meeting of shareholders. Such changes include in any event:
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a transfer of all or materially all of our business to a third party;

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any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

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the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

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the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) holds at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares to be transferred.
Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.

Compensation of Directors
Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law	In contrast to Delaware law, under Dutch law and our articles of association, the general meeting of shareholders must upon the proposal of our board adopt the compensation policy for the board, which includes the outlines of the compensation of any members who serve on our board. The board determines the compensation of the board members in accordance with the compensation policy. A proposal by the board with respect to compensation schemes in the form of shares or rights to shares is submitted for approval by the board to the general meeting of shareholders. Such proposal must set out

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at least the maximum number of shares or rights to shares to be granted to the board and the criteria for granting such shares.
Best practice under Dutch law is that executive board members are not authorized to participate in the discussion and the decision-making process regarding the determination of the remuneration of the executive board members.

Registration Rights
In connection with a convertible debt financing in July 2020, we entered into a registration rights agreement with certain investors party thereto, pursuant to which we agreed to file and keep effective one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon conversion of certain term loans and/or exercise of certain warrants. In August 2020, we entered into a joinder and first amendment to the loan agreement and joinder to registration rights agreement to expand our loan facility and accommodate the participation of an additional lender, pursuant to which such additional lender became party to the registration rights agreement. In January 2021, we entered into the second amendment to the loan agreement, which extended the availability periods for the late withdrawal loans. In December 2021, we entered into the third amendment to the loan agreement to expand our loan facility and accommodate the participation of an additional lender, and we entered into a registration rights agreement with the parties thereto, pursuant to which we agreed to file and keep effective one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon conversion of the loans and warrants issued under the third amended loan agreement. In September 2022, we extinguished our debt by repaying all outstanding principal amounts. The warrants remain in place until their five-year economic life expires, which shall for the last tranche of warrants occur in 2026.
In September 2021, December 2022, October 2024 and June 2026, we entered into share purchase agreements with Lilly as part of separately negotiated private transactions, pursuant to which we agreed to issue and sell to Lilly (i) 3,989,976 ordinary shares, (ii) 9,381,586 ordinary shares, (iii) 3,523,538 and (iv) 5,100,780 ordinary shares, respectively, and granted Lilly certain customary registration rights with respect to the shares, including registering such shares for resale on or prior to the expiration of the respective lockup agreements.
In April 2026, we entered into the Share Purchase Agreement with Ginkgo Bioworks Holdings, Inc. (“Ginkgo Holdings”), pursuant to which we agreed to issue to Ginkgo Holdings 3,030,303 ordinary shares and granted Ginkgo Holdings certain customary registration rights with respect to such shares, including registering such shares for resale on or prior to ninety (90) days following the date of the Share Purchase Agreement.

SELLING SHAREHOLDER
This prospectus relates to the possible resale or other disposition, from time to time, by the Selling Shareholder named herein, of up to an aggregate maximum amount of 3,030,303 ordinary shares in one or more offerings, subject to market conditions and prices, liquidity objectives and other investment considerations.
As used in this prospectus, the term “Selling Shareholder” includes the Selling Shareholder set forth below and any pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares with respect to which the Selling Shareholder has voting and investment power.
On April 7, 2026, ProQR Therapeutics I B.V. (“ProQR I”), a wholly owned subsidiary of the Company, entered into a Master Services Agreement (the “MSA”) with Ginkgo Bioworks. The MSA is for the rendering of services by Ginkgo Bioworks to ProQR I in autonomous lab high-throughput data generation to support AI-enabled drug discovery for Axiomer. Pursuant to the terms of this MSA, ProQR I received a credit of USD $5,000,000 for services from Ginkgo Bioworks.
In connection with the MSA, we entered into the Share Purchase Agreement with Ginkgo Holdings on April 7, 2026, pursuant to which we agreed to issue to Ginkgo Holdings 3,030,303 ordinary shares for an aggregate purchase price of USD $5,000,000, paid as service credits under the MSA. The issuance of the Shares occurred on April 8, 2026. Pursuant to the Share Purchase Agreement, we also granted Ginkgo Holdings certain customary registration rights with respect to the Shares, including registering such shares for resale on or prior to ninety (90) days following the date of the Share Purchase Agreement. The Share Purchase Agreement contains customary representations, warranties, and covenants of each party. The foregoing descriptions of the MSA and the Share Purchase Agreement are summaries only and do not purport to be complete.
The following table sets forth the information about the Selling Shareholder, including the number of ordinary shares beneficially owned by the Selling Shareholder immediately prior to the date of this prospectus, the number of ordinary shares offered hereby and registered by the registration statement of which this prospectus is a part, and the number of ordinary shares to be beneficially owned by the Selling Shareholder. The number of ordinary shares owned after this offering assumes that all shares covered by this prospectus will be sold by the Selling Shareholder and that no additional shares are subsequently bought or sold by the Selling Shareholder. Except as otherwise disclosed herein and in the footnotes below with respect to the Selling Shareholder, the Selling Shareholder does not and within the past three years have not had, any position, office, or other material relationship with us.
The information set forth below is based upon information obtained from the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the Shares held by the Selling Shareholder as of the date of this prospectus. The percentage of ordinary shares owned before and after the offering are based on 141,121,476 ordinary shares outstanding as of June 30, 2026, including the Shares covered hereby.
Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Percentage of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares that may be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(1)	Percentage of Ordinary Shares Owned After Offering
Ginkgo Bioworks Holdings, Inc.	3,030,303(2)	2.1%	3,030,303	—	—

(1)
For the purposes of this table, we have assumed that all of the Shares of the Selling Shareholder covered by this prospectus are sold, and that the Selling Shareholder does not acquire any additional shares of our ordinary shares before the completion of the offering. However, we do not know when or in what amounts the Selling Shareholder may offer the Shares for sale. The Selling Shareholder might not sell any or all of the Shares offered by this prospectus. Because the Selling Shareholder may offer all, some or none of the Shares under this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the resale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Shareholder after completion of the offering.
(2)
Information is based on information provided by Ginkgo Holdings to us. Ginkgo Holdings has the sole power to vote or direct the vote of an aggregate of 3,030,303 ordinary shares, and has the sole power to dispose or direct the disposition of an aggregate of 3,030,303 ordinary shares. The address of Ginkgo Holdings is 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210, USA.

The Shares being covered hereby may be sold or otherwise disposed of, from time to time, during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Shareholder. After the date of effectiveness, the Selling Shareholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of the Shares.

PLAN OF DISTRIBUTION
The Selling Shareholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the Shares covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Shareholder may sell the Shares covered by this prospectus from time to time, and may also decide not to sell all or any of the Shares that they are allowed to sell under this prospectus. We will not receive any proceeds from the sale of the Shares. The Selling Shareholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the Selling Shareholder in one or more types of transactions, which may include:
•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
ordinary brokerage transactions or transactions in which a broker solicits purchases;

•
purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•
the pledge of the Shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Shares, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of the Shares by such pledgees or secured parties;

•
short sales or transactions to cover short sales relating to the Shares;

•
one or more exchanges or over the counter market transactions;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
through distribution by the Selling Shareholder or its successor-in-interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•
distributions to creditors and equity holders of the Selling Shareholder;

•
through one or more underwriters on a firm commitment or best efforts basis; and

•
any combination of the foregoing, or any other available means allowable under applicable law.

The Selling Shareholder may also resell all or a portion of its Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 under the Securities Act and all applicable laws and regulations rather than pursuant to this prospectus.
The Selling Shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell the Shares covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the ordinary shares.

The third parties also may use ordinary shares received under those sale, forward sale or derivative arrangements or ordinary shares pledged by the Selling Shareholder or borrowed from the Selling Shareholder or others to settle such third-party sales or to close out any related open borrowings of ordinary shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.
In addition, the Selling Shareholder may engage in hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with Selling Shareholder. The Selling Shareholder may also sell securities short and redeliver securities to close out such short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The Selling Shareholder also may loan or pledge the Shares, and the borrower or pledgee may sell or otherwise transfer the Shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Shares to investors in our securities or the Selling Shareholder’s securities in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of the Shares, including the specific Shares to be sold, the names of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The Selling Shareholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase the Shares from the Selling Shareholder. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholder. Broker-dealers or agents may also receive compensation from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in the resales.
In connection with sales of the Shares covered hereby, the Selling Shareholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Shareholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling Shareholder who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the national exchange on which the Shares are then traded in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Selling Shareholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Shareholder or their affiliates in the ordinary course of business. We will bear all expenses in connection with the registration of the Shares, other than fees and expenses, if any, of counsel or other advisers to the Selling Shareholder or underwriting discounts, brokerage fees and commissions incurred by the Selling Shareholder, if any, in connection with the sale of the Shares pursuant to this prospectus.

In order to comply with the securities laws of some states, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
In connection with an offering of the Shares under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Shares offered under this prospectus. As a result, the price of the Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on Nasdaq or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS
Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by A&O Shearman LLP, Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of ProQR Therapeutics N.V. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed Sarah Kiely as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court may be expected to render a judgment in accordance with the judgment rendered by the U.S. court, without a review on the merits of the underlying claim, if it finds that:
•
the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

•
the final judgment has not been rendered in violation of the elementary principles of fair trial in the Netherlands;

•
the final judgment does not contravene public policy of the Netherlands; and

•
the final judgment is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands.

In the event directors or other third parties are liable towards a Dutch company, only the company itself can bring a civil action against those parties. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (‘verklaring voor recht’). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

EXPENSES
The following table sets forth the fees and expenses to be incurred by us in connection with the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts, other than the SEC registration fee, are estimates.
SEC registration fee	$774.20
Transfer agent and registrar fees and expenses	5,000
Legal fees and expenses	55,000
Printing and miscellaneous expenses	25,000
Accountants’ fees and expenses	25,000
Total	$110,774.20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 12, 2026 (File No. 001-36622);

•
our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 8, 2026, February 9, 2026, March 25, 2026, April 8, 2026, April 8, 2026, April 30, 2026, May 4, 2026, May 12, 2026, June 2, 2026, June 25, 2026 and June 26, 2026; and

•
the description of our ordinary shares contained in Exhibit 4.16 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 13, 2025 (File No. 001-36622), including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Reports of Foreign Private Issuer on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports of Foreign Private Issuer on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request such information, at no cost, by writing, telephoning or emailing us at the following address:
Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention: Company Secretary
Tel.: +31 88 166 7000
IR@proqr.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.
This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC website referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
We also make these documents available on our website at www.ProQR.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and our website address is included in this prospectus as an inactive textual reference only.

Up to 3,030,303 Ordinary Shares
Offered by the Selling Shareholder
PROSPECTUS
           , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Although Dutch law does not expressly provide for the indemnification of directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands.
Our articles of association provide that we will indemnify our board members and in June 2025 we have entered into indemnification agreements with all board members and senior officers (each an “Indemnified Person”) against (i) any financial losses or damages incurred by such Indemnified Person and (ii) any expense reasonably paid or incurred by such Indemnified Person in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, in which he or she becomes involved, to the extent this relates to his or her position with the Company, in each case to the fullest extent permitted by applicable law. No indemnification shall be given to an Indemnified Person (a) if a Dutch court has established, without possibility for appeal, that the acts or omissions of such Indemnified Person that led to the financial losses, damages, suit, claim, action or legal proceedings result from either an improper performance of his duties as an officer of the Company or an unlawful or illegal act and (b) to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Our board may stipulate additional terms, conditions and restrictions in relation to such indemnification. In addition, in September 2025, we have renewed the coverage of our Directors and Officers (“D&O”) insurance to €25.0 million.
In addition, the Company entered into indemnification agreements with all Board members and members of senior management. Pursuant to these indemnification agreements, the Indemnified Persons are indemnified against liabilities incurred by them and expenses related thereto. No indemnification shall be given to an Indemnified Person (a) if a Dutch court has established, without possibility for appeal, that the acts or omissions of such Indemnified Person that led to the financial losses, damages, suit, claim, action or legal proceedings result from either an improper performance of his duties as an officer of the Company or an unlawful or illegal act, (b) to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so), (c) in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its Directors, Officers or person indemnified by the Company, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such Proceeding or part of a Proceeding is brought by the Indemnitee to interpret or enforce this Agreement or any related indemnification obligations in a Company policy of insurance or the Company’s governing documents (unless and to the extent a competent court or arbitral tribunal with jurisdiction over such action determines, in a final and binding decision, that the material assertions or defences asserted by the Indemnitee in such action were made in bad faith or were frivolous, however the indemnification shall in any event not extend to payments to be made by the Indemnitee under any order for costs given in such Proceeding) or (iii) the Company voluntarily elects to provide the indemnification, in its sole discretion, and without any obligation to do so, if and to the extent permitted by applicable law; and (d) to the extent that his Liabilities and Expenses are paid or incurred by virtue of any other capacity of the Indemnitee than referred to in Clause 2.1, including being a shareholder or stock option holder of the Company.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 9.   EXHIBITS
The exhibit index set forth immediately prior to the signature page is incorporated herein by reference.

ITEM 10.   UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
3.1	Amended Articles of Association of the Registrant effective as of May 23, 2024 (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (File Number: 001-36622) filed on March 13, 2025).
4.1	Registration Rights Agreement, dated as of December 29, 2021, by and between the Registrant and the parties named therein (incorporated by reference to Exhibit 10.3 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-36622), filed with the SEC on December 30, 2021).
4.2	Form of Warrant Agreement issued to lenders identified therein (incorporated by reference to Exhibit 10.4 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001 36622) filed on December 30, 2021).
5.1*	Opinion of A&O Shearman, Dutch counsel to the Registrant.
23.1*	Consent of KPMG Accountants N.V.
23.2*	Consent of A&O Shearman (included in Exhibit 5.1).
24.1*	Power of Attorney (included in signature page to this Registration Statement).
107*	Filing Fee Table.

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leiden, the Netherlands, on July 6, 2026.
PROQR THERAPEUTICS N.V.
By:
/s/ Daniel de Boer

Name:
Daniel de Boer

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Daniel de Boer and Dennis Hom as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 6, 2026.
SIGNATURES	TITLE	DATE
/s/ Daniel de Boer Daniel de Boer	Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2026
/s/ Dennis Hom Dennis Hom	Chief Financial Officer (Principal Financial and Accounting Officer)	July 6, 2026
/s/ Gerard Platenburg Gerard Platenburg	Chief Scientific Officer; Executive Director	July 6, 2026
/s/ Begoña Carreño Begoña Carreño	Non-Executive Director	July 6, 2026
/s/ Bart Filius Bart Filius	Non-Executive Director	July 6, 2026
/s/ Lykke Hinsch Gylvin Lykke Hinsch Gylvin	Non-Executive Director	July 6, 2026
/s/ Theresa Heggie Theresa Heggie	Non-Executive Director	July 6, 2026
/s/ Martin Maier Martin Maier	Non-Executive Director	July 6, 2026
/s/ James Shannon James Shannon	Non-Executive Director	July 6, 2026

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on July 6, 2026.
Sarah Kiely
Authorized Representative in the United States
July 6, 2026
By:
/s/ Sarah Kiely

Name:
Sarah Kiely